EXHIBIT 99.3

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

The following unaudited condensed combined pro forma balance sheet as of December 31, 2012 and the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2012 are based on the separate historical financial statements of SCG, Symon and RMG.

The unaudited condensed combined pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of SCG that would have occurred had it operated as a combined entity for the periods presented. The unaudited condensed combined pro forma financial information should not be relied upon as being indicative of SCG’s results of operations or financial position had the Transaction occurred on the dates assumed. The unaudited condensed combined pro forma financial information also does not project its results of operations or financial position for any future period or date.

The unaudited condensed combined pro forma statements of operations give pro forma effect to the RMG Merger and the Merger (collectively, the “Transactions”) as if they had occurred on January 1, 2012.  The unaudited condensed combined pro forma balance sheet gives pro forma effect to the Transactions as if they had occurred on December 31, 2012.

On January 11, 2013, SCG entered into the RMG Merger Agreement, pursuant to which RMG Merger Sub will be merged with and into RMG.  Upon consummation of the RMG Merger, the separate existence of RMG Merger Sub will thereupon cease, and RMG, as the surviving corporation, will continue its existence under the laws of the State of Delaware as a direct and wholly-owned subsidiary of SCG.

On March 1, 2013, SCG entered into the Merger Agreement, pursuant to which Merger Sub will be merged with and into Symon.  Upon consummation of the Merger, the separate existence of Merger Sub will thereupon cease, and Symon, as the surviving corporation, will continue its existence under the laws of the State of Delaware an indirect and wholly-owned subsidiary of SCG.

SCG management has concluded, based on its evaluation of the facts and circumstances of the Transactions, that SCG is the acquirer of both RMG and Symon for accounting purposes.  SCG will retain effective control of RMG and Symon.  After the Transactions, a large percentage of the combined entity’s voting rights will be held by current SCG stockholders, primarily DRW Commodities, LLC, a Delaware limited liability company (“DRW”), and SCG Financial Holdings LLC, an Illinois limited liability company and SCG’s sponsor (the “Sponsor”), and its affiliates.  Additionally, SCG will elect all but one of the combined entity’s five board members.  Although most of the senior management of RMG and Symon will continue to serve as management of the combined entity, this was not considered determinative as all other relevant factors were not aligned with the management composition.  Each of the Transactions constitutes the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805.  As a result, the basis of the assets and liabilities of RMG and Symon will be adjusted to their fair values and the appropriate amount of goodwill will be recorded for the consideration given in excess of the fair values assigned to the net identifiable assets.  All transaction costs should be expensed as incurred, except those costs associated with equity raising (which should be recorded to additional paid-in capital) and debt financing (which should be booked as deferred financing costs).

The pro forma adjustments principally give effect to:

•

In connection with the RMG Merger, SCG shall pay to RMG’s stockholders an aggregate of (i) 400,000 SCG Common Shares, 300,000 of which shall be deposited in an escrow account (the “Escrow Account”) and (ii) $10,000 in cash. Additionally, SCG will pay, on behalf of RMG and its subsidiaries, all indebtedness of RMG and its subsidiaries under RMG’s credit agreement (the “RMG Credit Agreement”) at a discounted amount equal to $23,500,000.

•

In connection with the Merger, SCG shall pay to Symon’s stockholders $45,000,000 less (i) any indebtedness on Symon’s books on the Closing Date and (ii) the excess of Symon’s expenses incurred in association with the Merger over $2,000,000.

•

The unaudited pro forma condensed combined financial statements have been prepared using the assumptions below with respect to the potential redemption of Public Shares. Information related to the potential redemption of Public Shares is included in the Tender Offer:

1.

Assuming no redemption.  The pro forma financials assume that no SCG stockholders exercise redemption rights with respect to their Public Shares into a pro rata portion of the trust account established for the benefit of the holders of Public Shares (the “Trust Account”) pursuant to the Tender Offer.

2.

Assuming maximum redemption.  The pro forma financials assume that all Public Shares (except for the Public Shares held by DRW) are validly tendered, not validly withdrawn and accepted for payment pursuant to the Offer. Any cash shortage resulting from maximum redemptions may be funded by the Sponsor and/or its affiliates.

SCG Financial Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

	Reach Media Group Holdings, Inc. (Historical) (A)	Symon Communications Inc. (Historical) (B)	SCG Financial Acquisition Corp. (Historical) (A)		Pro Forma Adjustments (Assuming No Tender of Public Shares)		Combined Pro Forma (Assuming No Tender of Public Shares)	Additional Pro Forma Adjustments (Assuming Tender of all Public Shares other than DRW Public Shares		Combined Pro Forma (Assuming Tender of all Public Shares other than DRW Public Shares

Revenue	$25,670,073	$38,431,524	$(1,861,689)		$-		$62,239,908	$-		$62,239,908

Cost of Revenue	14,133,009	15,999,629					30,132,638			30,132,638

Gross Margin	11,537,064	22,431,895	(1,861,689)		-		32,107,270	-		32,107,270

Operating Expenses	17,132,795	17,378,927			(2,891,213)	(N)	37,490,450	992,000	(BB)	38,482,450
					3,225,357	(O)
					1,186,800	(D)
					(834,586)	(U)
					2,680,900	(W)
					(388,530)	(Z)

Income (Loss) from Operations	(5,595,731)	5,052,968	(1,861,689)		(2,978,728)		(5,383,180)	(992,000)		(6,375,180)

Other Income			53,586		(53,586)	(S)

Interest & Other Expense	5,940,461	152,731			(5,940,461)	(T)	152,731	6,670,826	(BB)	6,823,557

Income Tax Expense		1,583,966			(1,583,966)	(X)

Net Gain (Loss)	$(11,536,192)	$3,316,271	$(1,808,103)		$4,492,113		$(5,535,911)	$(7,662,826)		$(13,198,737)

Weighted average number of shares outstanding
- basic and diluted	6,334,095	1,000,000	9,523,810	(Q)			10,143,810			4,498,260

Earnings (loss) per share
- basic and diluted	$(1.82)	$3.32	$(0.19)				$(0.55)			$(2.93)

SCG Financial Acquisition Corp. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2012

	Reach Media Group Holdings, Inc. (Historical) (A)	Symon Communications, Inc (Historical) (B)	SCG Financial Acquisition Corp. (Historical) (A)	Pro Forma Adjustments (Assuming No Tender of Public Shares)		Combined Pro Forma (Assuming No Tender of Public Shares)	Additional Pro Forma Adjustments (Assuming Tender of all Public Shares other than the DRW Public Shares)		Combined Pro Forma (Assuming Tender of all Public Shares other than the DRW Public Shares)
Current Assets:
Cash and cash equivalents	$1,334,290	$5,782,320	$411,217	$80,000,537	(C)	$9,153,126	$(56,455,500)	(J)	$-
				(23,500,000)	(E)		44,472,173	(BB)
				(500,000)	(G)		2,830,201	(R)
				(7,409,968)	(I)
				(660,000)	(K)
				(10,000)	(L)
				204,730	(AA)
				(45,000,000)	(V)
				(1,500,000)	(CC)
Cash equivalents held in trust account			80,000,537	(80,000,537)	(C)
Inventory, net		3,193,440				3,193,440			3,193,440
Deferred tax assets		397,042				397,042			397,042
Accounts receivable	6,253,260	8,874,814				15,128,074			15,128,074
Prepaid expenses and other	148,837	758,337	3,570			910,744			910,744
Total current assets	$7,736,387	$19,005,953	$80,415,324	$(78,375,238)		$28,782,426	$(9,153,126)		$19,629,300
Restricted Cash	167,926					167,926			167,926
Property and Equipment, net of depreciation	537,645	907,089				1,444,734			1,444,734
Other Assets	173,454	149,558				323,012			323,012
Intangible Assets, net of amortization	8,092,533	2,560,264		(8,092,533)	(N)	39,801,000			39,801,000
				18,475,000	(M)
				(2,560,264)	(U)
				21,326,000	(V)
Goodwill	5,474,351	10,985,908		(5,474,351)	(N)	29,637,204			29,637,204
				(10,985,908)	(U)
				7,691,422	(M)
				15,442,588	(V)
				6,503,194	(EE)
Total assets	$22,182,296	$33,608,772	$80,415,324	$(36,050,090)		$100,156,302	$(9,153,126)		$91,003,176

Current Liabilities:
Notes payable, net of discount	28,653,723			(23,500,000)	(E)		44,472,173	(BB)	44,472,173
				(5,153,723)	(E)
Accounts payable	2,483,306	2,352,855				4,836,161			4,836,161
Accrued expenses and other	3,907,749	1,573,496	1,334,740	(1,459,968)	(I)	5,356,017			5,356,017
Notes payable			660,000	(660,000)	(K)	0	2,830,201	(R)	2,830,201
Deferred revenue		9,508,465		(3,147,104)	(V)	6,361,361			6,361,361
Deferred rent, current	3,159					3,159			3,159
Capital lease obligations, current	70,027					70,027			70,027
Total current liabilities	$35,117,964	$13,434,816	$1,994,740	$(33,920,795)		$16,626,725	$47,302,374		$63,929,099

SCG Financial Acquisition Corp. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2012 (continued)

	Reach Media Group Holdings, Inc. (Historical) (A)	Symon Communications, Inc (Historical) (B)	SCG Financial Acquisition Corp. (Historical) (A)	Pro Forma Adjustments (Assuming No Tender of Public Shares)		Combined Pro Forma (Assuming No Tender of Public Shares)	Additional Pro Forma Adjustments (Assuming Tender of all Public Shares other than the DRW Public Shares)		Combined Pro Forma (Assuming Tender of all Public Shares other than the DRW Public Shares)
Capital Lease Obligations, net of current	195,244					195,244			195,244
Deferred revenue - non current		1,387,257		(554,903)	(V)	832,354			832,354
Deferred Rent, net of current	227,504					227,504			227,504
Deferred offering cost			2,000,000	(2,000,000)	(G)
Deferred tax liabilities		711,122		6,503,194	(EE)	7,214,316			7,214,316
Other Non-Current Liabilities	420,845					420,845			420,845
Total liabilities	$35,961,557	$15,533,195	$3,994,740	$(29,972,504)		$25,516,988	$47,302,374		$72,819,362

Common Stock Subject to Possible Redemption			71,420,583	(71,420,583)	(F)
Stockholder's Equity (Deficit)
Preferred Stock	4,170			(4,170)	(D)
Common Stock	634	10,689	238	52	(D)	1,014	(565)	(J)	449
				(634)	(D)
				714	(F)
				(10,689)	(Y)
				10	(BB)
Additional paid-in capital	47,704,140	10,149,643	7,170,371	(52)	(D)	82,758,908	(56,454,935)	(J)	26,303,973
				4,170	(D)
				634	(D)
				5,153,723	(E)
				71,420,583	(F)
				(714)	(F)
				1,500,000	(G)
				(61,488,205)	(H)
				(10,000)	(L)
				26,166,422	(M)
				(13,566,884)	(N)
				(13,546,172)	(U)
				35,016	(Y)
				(45,000,000)	(V)
				(1,500,000)	(CC)
				8,095,648	(DD)
				(10)	(BB)
				40,470,595	(V)
Accumulated comprehensive income		24,327		(24,327)	(Y)
Notes receivable - restricted stock		(204,730)		204,730	(AA)
Retained Earnings/(Accumulated deficit)	(61,488,205)	8,095,648	(2,170,608)	61,488,205	(H)	(8,120,608)
				(5,950,000)	(I)				(8,120,608)
				(8,095,648)	(DD)
Total stockholder's equity (deficit)	$(13,779,261)	$18,075,577	$5,000,001	$65,342,997		$74,639,314	$(56,455,500)		$18,183,814
Total liabilities and stockholder's equity	$22,182,296	$33,608,772	$80,415,324	$(36,050,090)		$100,156,302	$(9,153,126)		$91,003,176

(A)

The SCG financial statements reflect unaudited amounts and the RMG financial statements are derived from the audited financial statements for the year ended December 31, 2012.  These unaudited pro forma condensed combined financial statements assume that the Transactions occurred on December 31, 2012 for purposes of the balance sheet and on January 1, 2012 for purposes of the statement of operations.

(B)

The Symon consolidated financial statements reflect unaudited amounts for the period November 1, 2011 through October 31, 2012.  Symon has a fiscal year end of January 31, 2013.  Symon’s financial statements for the 12 month period ended October 31, 2012 are being used for purposes of the pro forma statements as the fiscal year ended January 31, 2013 financial statements are not yet available.

(C)

Reflects the reclassification of $80,000,537 of cash and cash equivalents held in the Trust Account that becomes available for transaction consideration, transaction expenses, redemption of Public Shares and the operating expenses of the combined company following the Transactions.

(D)

With respect to the RMG Merger, SCG will issue to the RMG shareholders 400,000 SCG Common Shares in exchange for all of the outstanding capital stock of RMG.  An additional 120,000 SCG Common Shares (the “DRW Shares”) were issued to DRW pursuant to an equity commitment letter, an assignment agreement and related agreements. The issuance of the 120,000 SCG Common Shares results in an expense of $1,186,800, which is calculated based on a $9.89 price per share existing on the date the equity commitment was made.

(E)

There is a condition to closing the RMG Merger that a payment of $23,500,000 be made in complete satisfaction of the RMG Credit Agreement. The $23,500,000 will come from the cash remaining after redemption of Public Shares.  The outstanding balance of the RMG Credit Agreement as of the balance sheet date was $28,653,723.  There is a $5,153,723 adjustment for the write-off of the debt that exceeds $23,500,000.

(F)

Reflects the reclassification of $71,420,583 of SCG Common Stock subject to conversion to permanent equity.  An additional $714 adjustment is necessary to properly reflect the par amount of the Public Shares subject to redemption.

(G)

On February 7, 2013, an Amendment to the Underwriting Agreement by and between SCG Financial Acquisition Corp. and Lazard Capital Markets LLC was executed, whereby the deferred underwriting commission was reduced from $2,000,000 to $500,000.  The adjustment reflects 1) the payment of $500,000 of the deferred underwriter’s compensation, which was charged to capital at the time of SCG’s initial public offering, but not payable until the consummation of the RMG Merger and 2) the write-off of $1,500,000 of the commission.

(H)	Reflects the reclassification of RMG’s historical accumulated deficit as SCG is considered the “acquirer” for accounting purposes.

(I)

Reflects adjustment to pay transaction costs of $7,409,968 related to the Transactions, $1,459,968 of which was accrued at December 31, 2012.  As this is a material nonrecurring charge which results directly from the Transaction, it is not included in the pro forma statement of operations.

(J)

Pursuant to an equity commitment letter and an assignment agreement, DRW purchased 2,354,450 SCG Common Shares in privately negotiated transactions at a price per SCG Common Share that did not exceed $10.02 per SCG Common Share and was thereafter issued the an additional 120,000 SCG Common Shares by SCG as consideration for such purchases. Pursuant to the equity commitment letter, the assignment agreement and related agreements, DRW agreed not to tender the DRW Shares in the Offer and further waived its redemption rights in the event of SCG’s liquidation with respect to these shares.  As such, this adjustment reflects the maximum redemption of 5,645,550 Public Shares (8,000,000 Public Shares outstanding less the DRW Public Shares) for an aggregate amount equal to $56,455,500.  This adjustment assumes that the Public Shares are redeemed at $10.00 per share.  Based on the historical accounting for the Public Shares and considering adjustment (F), the entire redemption price is allocated to SCG Common Stock and additional paid-in capital in the accompanying unaudited pro forma condensed combined balance sheet.

(K)	Reflects adjustment to repay $660,000 in outstanding Sponsor and affiliate loans that exist as of December 31, 2012.

(L)

Reflects adjustment for the $10,000 deposited in the Escrow Account to be used to reimburse the RMG stockholder representative for any losses the stockholder representative should incur pursuant to the terms of the RMG Merger Agreement.

(M)

The RMG Merger constitutes the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805.  As a result, the basis of RMG’s assets and liabilities will be adjusted and the appropriate amount of intangible assets and goodwill will be recorded. The total purchase price for RMG is $27,474,000, which is comprised of 400,000 SCG Common Shares valued at $9.91 per share on December 31, 2012 plus $23,500,000 for repayment in full under the RMG Credit Agreement plus $10,000 cash. RMG management has estimated the preliminary values of the assets and liabilities and determined the purchase price allocation to be as follows:

Tangible Assets	$8,615,412
Intangible Assets	18,475,000
Goodwill	7,691,422
Liabilities	(7,307,834)
Total Purchase Price	$27,474,000

(N)

Reflects the removal of the RMG net intangible assets and goodwill existing on the balance sheet immediately prior to the RMG Merger and the previous amortization expense for the year ended December 31, 2012.

(O)

Reflects the estimated amortization resulting from the intangible assets created upon consummation of the RMG Merger.  The amounts reported in the table below reflect total amortization on the intangibles:

	Estimated Fair Value	Estimated Life	2012 Amortization
Partner/Vender Relationships	$8,000,000	7 years	$1,142,857
Customer Accounts/Relationships	3,000,000	6 years	500,000
Trademarks	750,000	5 years	150,000
Domain Names	25,000	2 years	12,500
Non-Compete Agreements	1,600,000	4 years	400,000
Technology	5,100,000	5 years	1,020,000
Total	$18,475,000		$3,225,357

(P)	Intentionally omitted.

(Q)	The presentation of weighted average shares outstanding includes all issued and outstanding SCG Common Shares (including those shares subject to possible redemption).

(R)	If Stockholder redemptions cause there to be insufficient cash to repay amounts owed by SCG, the Sponsor and/or its affiliates have indicated that it will fund the shortfall through a loan to SCG.

(S)	Reflects the elimination of SCG’s trust income.

(T)	Reflects the elimination of RMG interest expense as all debt was repaid upon consummation of the Transactions.

(U)

Reflects the removal of the Symon net intangible assets and goodwill existing on its October 31, 2012 balance sheet and the previous amortization expense for the 12 month period ended October 31, 2012.

(V)

The Merger constitutes the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805.  As a result, the basis of Symon’s assets and liabilities will be adjusted and the estimated fair value of intangible assets and the remainder to goodwill will be recorded. The Deferred Revenue liability has been valued based on estimates of the cost of fulfilling the obligation plus a reasonable profit margin. This valuation resulted in a writedown of the current and non-current Deferred Revenue liability. The total purchase price for Symon is $45,000,000, which is comprised of $44,750,000 of cash to Symon shareholders and $250,000 to the Expense Fund. Symon management has estimated the preliminary values of the assets and liabilities and determined the purchase price allocation to be as follows:

Tangible Assets	$20,062,600
Intangible Assets	21,326,000
Goodwill	21,945,782
Liabilities	(18,334,382)
Total Purchase Price	$45,000,000

(W)

This adjustment reflects the estimated amortization resulting from the intangible assets created upon consummation of the Merger.  The amounts reported in the table below reflect total amortization on the intangibles as if the acquisition occurred on November 1, 2012:

	Estimated Fair Value	Estimated Life	2012 Amortization
Software	$4,482,000	5 years	$896,400
Customer Relationships	14,276,000	8 years	1,784,500
Trademarks	2,568,000	indefinite	-
Total	$21,326,000		$2,680,900

(X)	Reflects removal of the Income Tax Expense as combined company has an overall loss on a pro forma basis.

(Y)

All of the outstanding capital stock of Symon will be exchanged for the consideration described in (V) above. This also reflects the elimination of the foreign currency translation adjustments in Accumulated Comprehensive Income.

(Z)	Reflects the adjustment to eliminate the expenses associated with payments (e.g. management fee, payroll, etc.) made to Symon’s majority shareholder.

(AA)	Reflects the repayment of the notes by the Class A non-voting shareholders to Symon.

(BB)

On March 1, 2013, SCG entered into a financing commitment with the Donald R. Wilson, Jr. 2002 Trust (the “Trust”), whereby the Trust has provided a standby credit facility up to the aggregate amount of i) SCG’s obligations under the Merger Agreement and ii) all out-of-pocket fees, expenses, and other amounts payable by SCG under or in connection with the Merger Agreement. Such amount will be reduced by the aggregate amount of cash available to SCG as of the closing date from cash on hand, cash from SCG’s Public Shares, and net cash proceeds from any alternative debt financing. The fixed rate of interest for the first twelve months is 15% per annum, 5% of which will be payment-in-kind and added each month to the principal balance. In exchange for the financing commitment, the Trust will receive 100,000 shares of SCG Common Shares. The issuance of the 100,000 SCG Common Shares results in an expense of $992,000, which is calculated based on a $9.92 closing price per share on February 28, 2013. For purposes of the pro forma financial statements, it is assumed that the credit facility is not needed in the scenario when none of the Public Shares tender. In the scenario when all Public Shares other than the DRW Public Shares tender, the initial credit facility amount will be calculated as follows:

Merger Consideration	$45,000,000
Symon transaction expenses	2,000,000
Available cash which exceeds $5 million	(2,527,827)
Total	$44,472,173

(CC)	Reflects the adjustment for payment of Lazard Freres & Co. LLC’s investment banking fee associated with the Transactions.

(DD)	Reflects the reclassification of Symon’s historical retained earnings as SCG is considered the “acquirer” for accounting purposes.

(EE)	Reflects the adjustment to appropriately report the Deferred Tax Liability account, resulting from the increased valuation of Symon’s intangible assets.